UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 26, 2023

Quanta Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2727 North Loop West

Houston, Texas 77008

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.00001 par value	PWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 26, 2023, Quanta Services, Inc., a Delaware corporation (the “Company”), increased the size of its existing unsecured commercial paper program, established on August 23, 2022 (the “CP Program”), to permit the issuance of short-term, unsecured commercial paper notes (the “Notes”) up to a maximum aggregate face amount of $1.5 billion outstanding at any time, effective October 6, 2023. Prior to the increase, the CP Program permitted the Company to issue Notes in a maximum aggregate face amount of $1.0 billion outstanding at any time. The Company intends to continue to use the net proceeds of the Notes for general corporate purposes and available commitments for revolving loans under the Company’s senior credit facility to provide credit support for all Notes issued under the CP Program.

The Notes are issued pursuant to the terms and conditions of the commercial paper dealer agreements (each, a “Dealer Agreement”) entered between the Company and each commercial paper dealer acting as a dealer under the CP Program (each, a “Dealer”). The Company may engage additional commercial paper dealers from time to time to act as Dealers under the CP Program. A national bank acts as issuing and paying agent under the CP Program. Except for the increase in the size of the CP Program described above, the other terms and conditions of the CP Program remain as previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2022.

The Notes are issued pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and have not been and will not be registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

From time to time, one or more of the Dealers and certain of their respective affiliates have provided, and may in the future provide, commercial banking, investment banking and other financial advisory services to the Company and its affiliates for which they have received or will receive customary fees and expense reimbursements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2023	Quanta Services, Inc.

	By:	/s/ Jayshree S. Desai
Name: Jayshree S. Desai
Title: Chief Financial Officer